Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Liz Harris

Vice President, Communications

Office: (502) 636-4474

Liz@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2010 Q1 RESULTS

•	Record first quarter revenue from continuing operations

•	Attendance and wagering records broken for Kentucky Oaks

•	16.5 million people view Kentucky Derby race on NBC, highest in 21 years

LOUISVILLE, Ky. (Wednesday, May 5, 2010) – Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN), today reported results for the first quarter ended March 31, 2010.

Net revenues from continuing operations for the first quarter of 2010 totaled a record $75.1 million, an increase of 2 percent over net revenues from continuing operations of $73.7 million recorded during the first quarter of 2009. Net revenues from continuing operations for the quarter were positively affected by revenue from the newly opened Calder Casino and revenue growth at TwinSpires.com, offset by the non-recurrence of $4.3 million in source market fee revenue that had been received by Arlington Park in the first quarter of 2009.

CDI typically records a net loss from continuing operations in the first quarter as it conducts minimal live racing during that period. Net loss from continuing operations for the period was $8.4 million, or $0.62 per diluted common share, compared to a net loss from continuing operations of $5.1 million, or $0.37 per diluted common share, in the same period of 2009. Total EBITDA (earnings before interest, taxes, depreciation and amortization) was negative $5.5 million in the first quarter, compared to negative $0.9 million for the first quarter of 2009. The increased EBITDA loss was caused primarily by the following items: the first quarter 2009 recognition of Arlington Park source market fee income, net of purses, of $2.1 million; expenses related to the Youbet.com, Inc. merger of $1.1 million; and pre-opening expenses related to the Calder Casino of $1.1 million.

CDI President and Chief Executive Officer, Robert L. Evans said, “We are generally pleased with the performance of our core business in the first quarter of 2010. Operations at the Calder Casino, which opened on January 22, 2010, continue to progress. Of the five pari-mutuel slot operators in Florida, month-to-date as of the April 18th reporting period, we are now second in the market with approximately 20 percent of net gaming revenue and approximately 22 percent of the total number of Florida gaming machines offered for play. We continue to believe the Calder Casino will operate at between $80 million and $100 million in gross gaming revenue on an ongoing, annualized basis. On April 28, 2010, the Florida governor signed into law legislation that, effective July 1, 2010, reduces the tax rate on Calder Casino slots revenue by 15 percentage points, 10 percentage points of which accrue to CDI, with the balance going to purses at Calder Race Course. Additionally, this legislation reduces the Calder Casino’s annual license fee by $500,000 effective July 1, 2010, and by an additional $500,000 effective July 1, 2011.”

Evans continued, “CDI’s Online Business revenues grew 8 percent in the quarter, primarily due to an 8 percent increase in handle recorded by TwinSpires.com. The Company’s pending acquisition of Youbet.com, Inc. continues to proceed through the U.S. Department of Justice’s review process, with a second quarter 2010 closing of the transaction still anticipated.”

The 136th running of the Kentucky Oaks and Kentucky Derby saw improved business performance across the board. Combined, two-day attendance of 271,850 was up over 5 percent from last year, and was a new record. Two-day all-sources handle of $198.7 million on the Churchill Downs race cards was up 7 percent and was less than 1.5 percent below the all-time record set in 2007. While still preliminary, we estimate the contribution of Kentucky Derby Week to our Racing Operations EBITDA will likely increase $3 million or more over 2009.

“The growing strength of both the Kentucky Oaks and Kentucky Derby is remarkable,” said Evans. “With record attendance and handle, the Kentucky Oaks now competes favorably with any race or sporting event, anywhere. The Kentucky Derby continues to amaze and delight us and fans around the world. Despite abysmal weather, 155,804 people, the sixth largest crowd ever, joined us at Churchill Downs, while 16.5 million more, the largest viewing audience in 21 years, joined us on NBC to watch the race. We want to congratulate the Kentucky Derby winner, Super Saver, owners WinStar Farm’s Kenny and Lisa Troutt and Bill and Susan Casner, jockey Calvin Borel, and trainer Todd Pletcher.”

A conference call regarding this news release is scheduled for Thursday, May 6, 2010 at 9 a.m. ET. Investors and other interested parties may listen to the conference call by accessing the online, real-time webcast of the call at www.ChurchillDownsIncorporated.com or www.OpenCompany.Info as well as on the Yahoo Finance Calendar, or by dialing toll-free: 877-815-1625 or, if dialing internationally, using the toll number 973-796-5004 at least 10 minutes before the appointed time. The conference ID number for this call is 67088322. The online replay will be available within 90 minutes from the conclusion of the conference call, and continue for a year. A copy of CDI’s news release announcing the quarterly and relevant financial and statistical information about the period will be posted to the CDI website: www.ChurchillDownsIncorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), CDI has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. CDI believes the use of this measure enables management and investors to evaluate and compare, from period to period, CDI’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of CDI’s financial results in accordance with GAAP. A reconciliation of EBITDA to net earnings is included in the Supplemental Information by Operating Unit table within this news release.

Churchill Downs Incorporated (“CDI”), headquartered in Louisville, Ky., owns and operates four world renowned Thoroughbred racing facilities: Arlington Park in Illinois, Calder Casino and Race Course in

Florida, Churchill Downs Race Track in Kentucky and Fair Grounds Race Course & Slots in Louisiana. CDI operates slots and gaming operations in Louisiana and Florida. CDI tracks are host to North America’s most prestigious races, including the Arlington Million, the Kentucky Derby and the Kentucky Oaks, the Louisiana Derby and the Princess Rooney, along with hosting the Breeders’ Cup World Championships for a record seventh time on Nov. 5-6, 2010. CDI also owns off-track betting facilities, TwinSpires.com and other advance-deposit wagering channels, television production, telecommunications and racing service companies such as BRIS and a 50-percent interest in the national cable and satellite network, HorseRacing TV, which supports CDI’s network of simulcasting and racing operations. CDI’s Entertainment Group produces the HullabaLOU Music Festival at Churchill Downs Racetrack, which premieres on Jul. 23-25, 2010. CDI trades on the NASDAQ Global Select Market under the symbol CHDN and can be found at www.ChurchillDownsIncorporated.com

Information set forth in this discussion and analysis contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Annual Report on Form 10-K are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our permanent slot facility in Louisiana and permanent slot facility in Florida; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on the sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

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CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS

for the three months ended March 31, 2010 and 2009

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009	% Change
Net revenues	$75,050	$73,737	2
Operating expenses	77,905	70,283	11
Selling, general and administrative expenses	13,371	12,449	7

Operating loss	(16,226)	(8,995)	(80)

Other income (expense):
Interest income	111	123	(10)
Interest expense	(1,258)	(316)	U
Equity in earnings of unconsolidated investments	443	322	38
Miscellaneous, net	294	320	(8)

	(410)	449	U

Loss from continuing operations before benefit for income taxes	(16,636)	(8,546)	(95)
Income tax benefit	8,227	3,479	F

Loss from continuing operations	(8,409)	(5,067)	(66)
Discontinued operations, net of income taxes:
(Loss) earnings from operations	(259)	241	U

Net loss	$(8,668)	$(4,826)	(80)

Net loss per common share data:
Basic
Loss from continuing operations	$(0.62)	$(0.37)	(68)
Discontinued operations	(0.02)	0.01	U

Net loss	$(0.64)	$(0.36)	(78)

Diluted
Loss from continuing operations	$(0.62)	$(0.37)	(68)
Discontinued operations	(0.02)	0.01	U

Net loss	$(0.64)	$(0.36)	(78)

Weighted average shares outstanding:
Basic	13,609	13,573
Diluted	13,609	13,573

NM: Not meaningful                U: >100% unfavorable                F: >100% favorable

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CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended March 31, 2010 and 2009

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2010	2009	% Change
Net revenues from external customers:
Churchill Downs	$2,140	$2,071	3
Arlington Park	9,038	16,041	(44)
Calder	2,950	2,184	35
Fair Grounds	16,527	18,688	(12)

Total Racing Operations	30,655	38,984	(21)
Online Business	17,957	16,650	8
Gaming	26,332	17,875	47
Other Investments	99	101	(2)
Corporate	7	127	(94)

Net revenues	$75,050	$73,737	2

Intercompany net revenues:
Churchill Downs	$108	$—	NM
Arlington Park	424	242	75
Calder	24	20	20
Fair Grounds	539	580	(7)

Total Racing Operations	1,095	842	30
Online Business	164	124	32
Other Investments	373	375	(1)
Eliminations	(1,632)	(1,341)	(22)

Intercompany net revenues	$—	$—	—

Segment EBITDA and net loss:
Racing Operations	$(12,863)	$(10,749)	(20)
Online Business	3,995	3,738	7
Gaming	4,939	6,692	(26)
Other Investments	(223)	378	U
Corporate	(1,312)	(995)	(32)

Total EBITDA	(5,464)	(936)	U
Depreciation and amortization	(10,025)	(7,417)	(35)
Interest income (expense), net	(1,147)	(193)	U
Income tax benefit	8,227	3,479	F

Loss from continuing operations	(8,409)	(5,067)	(66)
Discontinued operations, net of income taxes	(259)	241	U

Net loss	$(8,668)	$(4,826)	(80)

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CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$17,360	$13,643
Restricted cash	30,687	35,125
Accounts receivable, net	16,666	33,446
Deferred income taxes	6,408	6,408
Income taxes receivable	7,818	—
Other current assets	25,019	16,003

Total current assets	103,958	104,625

Property and equipment, net	463,482	458,222
Goodwill	115,349	115,349
Other intangible assets, net	32,388	34,329
Other assets	13,278	12,877

Total assets	$728,455	$725,402

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,167	$38,772
Purses payable	10,224	11,857
Accrued expenses	41,823	46,603
Dividends payable	—	6,777
Deferred revenue	50,140	30,972
Income taxes payable	—	1,997
Deferred riverboat subsidy	23,987	23,965
Note payable, related party	24,043	24,043

Total current liabilities	186,384	184,986

Long-term debt	80,328	71,132
Convertible note payable, related party	14,670	14,655
Other liabilities	19,403	19,137
Deferred revenue	16,720	16,720
Deferred income taxes	10,542	11,750

Total liabilities	328,047	318,380

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 13,774 shares issued March 31, 2010 and 13,684 shares issued at December 31, 2009	147,477	145,423
Retained earnings	252,931	261,599

Total shareholders’ equity	400,408	407,022

Total liabilities and shareholders’ equity	$728,455	$725,402

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